Exhibit 10.3

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY AND THE EXERCISE OF ANY RIGHT OR REMEDY IN RESPECT OF SUCH INDEBTEDNESS ARE SUBJECT TO THE PROVISIONS OF THAT CERTAIN SUBORDINATION AGREEMENT, DATED AS OF AUGUST 20, 2019 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF, THE “SUBORDINATION AGREEMENT”), AMONG SOLAR CAPITAL LTD., A MARYLAND CORPORATION AS “SENIOR CREDITOR” DEFINED THEREIN, THE HOLDER AND THE OTHER HOLDERS OF THE NOTES (AS DEFINED BELOW). IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE SUBORDINATION AGREEMENT AND THIS NOTE, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL GOVERN AND CONTROL.

THIS NOTE AND ANY SHARES ACQUIRED UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

RESTORATION ROBOTICS, INC.

UNSECURED SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$2,000,000.00	August 20, 2019

No. CN-3

FOR VALUE RECEIVED, Restoration Robotics, Inc., a Delaware corporation (the “Maker”), promises to pay to Fred Moll or his assigns (the “Holder”) the principal sum of $2,000,000.00, together with interest on the unpaid principal balance of this Note from time to time outstanding at the rate of 8.0% per year until paid in full. This Note is one of a series of Notes issued pursuant to that certain Note Purchase Agreement dated August 20, 2019 among the Maker, the Holder and certain other investors as the same may be amended, restated or otherwise modified from time to time (the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meaning set forth in the Purchase Agreement.

Subject to the conversion provisions set forth herein, all principal and accrued interest under this Note shall be due and payable on August 28, 2020 (the “Maturity Date”) and in no event earlier than such date.

Interest on this Note shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed. All payments by the Maker under this Note shall be in immediately available funds.

Subject to the receipt of the approval of the Company’s stockholders of the issuance of stock required for the conversion of outstanding convertible notes (including this Note) to the extent required under the Nasdaq stockholder approval rules, effective immediately following the Effective Time (as defined in the Merger Agreement) and the consummation of the Merger, all outstanding principal and any accrued and unpaid interest under this Note shall automatically be converted, in whole, into the number of fully paid and non-assessable shares of the Company’s common stock, par value $0.0001 per share, of Restoration Robotics (the “Common Stock”), calculated by dividing the outstanding principal amount of this Note (and any accrued and unpaid interest under this Note) by the Post-Merger Conversion Price (as defined below) then in effect. The initial Post-Merger Conversion Price is $0.4664 per share, subject to adjustment as provided herein.

Without limiting any provision hereof, if the Company shall at any time or from time to time on or after the date of issuance of this Note effect a subdivision of the outstanding shares of its Common Stock (by any stock split, stock dividend, recapitalization or otherwise), into a greater number of shares, the Post-Merger Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of this Note shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Company shall at any time or from time to time on or after the issuance of this Note combine (by combination, reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares, the Post-Merger Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of this Note shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

This Note shall become immediately due and payable without notice or demand (but subject to the conversion rights set forth herein) upon the occurrence at any time of any of the following events of default (individually, an “Event of Default” and collectively, “Events of Default”):

(1) the Maker fails to pay any of the principal, interest or any other amounts payable under this Note when due and payable after the occurrence of the Discharge of the Senior Debt (as defined in the Subordination Agreement);

(2) the Maker files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or seeks the appointment of a custodian, receiver, trustee (or other similar official) of the Maker or all or any substantial portion of the Maker’s assets, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing, or fails to generally pay its debts as they become due;

(3) an involuntary petition is filed, or any proceeding or case is commenced, against the Maker (unless such proceeding or case is dismissed or discharged within 60 days of the filing or commencement thereof) under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, liquidation or moratorium statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is applied or appointed for the Maker or to take possession, custody or control of any property of the Maker, or an order for relief is entered against the Maker in any of the foregoing;

(4) any of the Maker’s indebtedness for borrowed money is accelerated as a result of a default or breach of or under any agreement or instrument evidencing or relating to such indebtedness for borrowed money;

(5) the Maker suspends the operation of the usual business of the Maker; or

(6) the Maker admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of creditors.

Notwithstanding the foregoing, if any of the foregoing shall occur prior to the date upon which the Discharge of the Senior Debt (as defined in the Subordination Agreement) shall have occurred and such event or circumstance is not also an “Event of Default” under the Senior Loan Agreement (as defined below), such event or circumstance shall not be an Event of Default hereunder until the occurrence of the Discharge of the Senior Debt (as defined in the Subordination Agreement).

Upon the occurrence of an Event of Default, the Holder shall have then, or at any time thereafter, all of the rights and remedies afforded creditors generally by the applicable federal laws or the laws of the State of New York; provided that Holder, by countersigning below, agrees not to pursue any such rights or remedies unless and until such action is approved by the written consent of the holders of at least 66% of the aggregate amount of outstanding principal under the Notes.

The Holder agrees that the indebtedness evidenced by this Note is expressly subordinated in right of priority and payment to the prior payment in full of all current senior secured indebtedness of the Company outstanding under certain Loan and Security Agreement, dated as of May 10, 2018, by and among the Maker, Solar Capital Ltd. (as amended, the “Term Agent”) and the other parties thereto, as may be amended, restated, modified, extended or amended and restated from time to time (the “Senior Loan Agreement”), pursuant to the Subordination Agreement.

This Note may not be prepaid, in whole or in part, without the prior written consent of the Holder.

All payments by the Maker under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law.

The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice shall be conducted pursuant to the terms of the Purchase Agreement.

No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

The parties hereto hereby acknowledge and agree that, notwithstanding that the Note is titled as an “Unsecured Subordinated Convertible Promissory Note,” for United States federal and state income tax purposes the Note is, and at all times has been, more properly characterized as equity. Accordingly, the parties hereto agree to treat the Note as equity for all United States federal and state income tax purposes (including, without limitation, on their respective tax returns or other informational statements). For the avoidance of doubt, the Maker hereby agrees that, with regard specifically to the rule set forth in Section 385 of the Internal Revenue Code of 1986, as amended, the Maker will treat the Note as equity as of the time of issuance. For the avoidance of doubt, nothing in this paragraph shall prevent any party hereto from negotiating or settling a dispute with the Internal Revenue Service or any other tax authority regarding the tax treatment of the Note.

All payments by the Maker under this Note shall be applied first to the accrued interest due and payable hereunder and the remainder, if any, to the outstanding principal.

The Maker and every endorser or guarantor of this Note, regardless of the time, order or place of signing, hereby waives presentment, demand, protest and notices of every kind and assents to any permitted extension of the time of payment and to the addition or release of any other party primarily or secondarily liable hereunder.

The Holder agrees that no stockholder, director or officer of the Maker shall have any personal liability for the repayment of this Note.

Until the conversion of this Note, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Maker.

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RESTORATION ROBOTICS, INC.

By:	/s/ Mark Hair

Name:	Mark Hair
Title:	Chief Financial Officer

HOLDER:

FRED MOLL

/s/ Fred Moll

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